Exhibit 15

October 18, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 4, 2006 on our review of interim financial information of The Toledo Edison Company for the three and six month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement dated October 18, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP